Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated April 15, 2013, with respect to the consolidated financial statements, schedule, and internal control over financial reporting included in the Annual Report of USA Mobility, Inc. on Form 10-K for the year ended December 31, 2012. We hereby consent to the incorporation by reference of said reports in the Registration Statement of USA Mobility, Inc. on Form S-8 (File No. 333-125142, effective May 23, 2005).

/s/ GRANT THORNTON LLP

McLean, Virginia

April 15, 2013